AMENDED AND RESTATED SCHEDULE A TO THE SUPERVISION AND ADMINISTRATION AGREEMENT BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC DATED SEPTEMBER 25, 2019
Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of November 5, 2021:

Name of Fund	Annual Supervision and Admin Fee	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X Thematic Growth ETF	0.50%	November 13, 2018	November 11, 2020	October 25, 2019
Global X Alternative Income ETF	0.50%	March 10, 2015	November 11, 2020	July 13, 2015
Global X Blockchain & Bitcoin Strategy ETF [1]	0.65%	September 17, 2021

*	Asset-based custody fees are not included in the annual Supervision and Administration fee. Asset-based custody fees will be borne by the respective fund.
[1]	Reduction of Annual Supervision and Administration Fee to 0.65% to be effective November 5, 2021.
[SIGNATURES TO FOLLOW]

GLOBAL X FUNDS
/s/ Susan Lively
By: Susan Lively
Title: Secretary

GLOBAL X MANAGEMENT COMPANY LLC

/s/ Susan Lively
By: Susan Lively
Title: General Counsel